UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2016 The KEYW Holding Corporation (“KEYW”) as a guarantor, entered into an amendment (the “Amendment”) by and among itself, The KEYW Corporation, as the borrower (the “Borrower”), the subsidiary guarantors of the Borrower, the lenders (the “Lenders”) identified in the Credit Agreement, dated as of July 21, 2014 (as amended, the “Credit Agreement”) and Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”).

The Amendment amends the Credit Agreement to permanently reduce the aggregate revolving commitments to $20.0 million. The Amendment also extends the accommodation period with respect to certain financial covenants from March 31, 2016 to (but excluding) the date on which the Borrower delivers KEYW’s financial statements for the fiscal quarter ending June 30, 2016 (the “Accommodation Period”), and, solely during the Accommodation Period, raises the Applicable Rate (as defined in the Credit Agreement) to 4.50% per annum in respect of Eurodollar Rate Loans and 3.50% per annum in respect of Base Rate Loans (each as defined in the Credit Agreement). Following the Accommodation Period, the Amendment reduces the commitment fee applicable to unused revolver amounts to 0.50%.

The Amendment provides that, solely with respect to the fiscal quarter ending December 31, 2015, January 2016 cost savings of up to $2.0 million, without duplication of any run-rate cost savings, shall be included in the calculation of Consolidated EBITDA (as defined in the Credit Agreement).

The Amendment also amends the Credit Agreement to adjust the minimum cash interest coverage charge ratio as of the quarter ended December 31, 2015 to 2.25:1.00 and as of the quarter ending March 31, 2016 to 3.25:1.00.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.1, and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Credit Agreement, as amended by the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Amendment No. 3, dated as of February 25, 2016, to Credit Agreement, dated as of July 21, 2014, among The KEYW Corporation, as the Borrower, certain subsidiaries of the Borrower and the Company, as Guarantors, the lenders identified in the Credit Agreement and Royal Bank of Canada, as Administrative Agent.
(X)

(X)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: March 2, 2016	Philip L. Calamia
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 3, dated as of February 25, 2016, to Credit Agreement, dated as of July 21, 2014, among The KEYW Corporation, as the Borrower, certain subsidiaries of the Borrower and the Company, as Guarantors, the lenders identified in the Credit Agreement and Royal Bank of Canada, as Administrative Agent.